UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 26, 2004

                                  APTIMUS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
               --------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-28968                                        91-1809146
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


                             95 SOUTH JACKSON STREET
                                    SUITE 300
                            SEATTLE, WASHINGTON 98104
               --------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code (206) 441-9100


                                 Not Applicable
               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition


      APTIMUS ANNOUNCES 98% REVENUE GROWTH, FIRST EBITDA PROFITABLE QUARTER

SAN FRANCISCO, April 26, 2004-- Aptimus, Inc. (OTCBB: APTM):

     o    Reports Q1 2004 Revenues of $1.8 Million
     o    Achieves first EBITDA profit
     o    Records GAAP EPS Loss of $0.01

Aptimus, Inc. (OTCBB: APTM), the powerful performance based advertising network, today announced revenues of $1.8 million for the first quarter of 2004, an increase of 98% over revenues of $911,000 for the same period in 2003. The Company also improved on its bottom line performance during the quarter, narrowing its net loss to $65,000 ($0.01 per share, calculated on a weighted average of 5.2 million shares outstanding). This represents an 89% reduction from a net loss of $604,000 for the same period in 2003 ($0.14 per share, calculated on a weighted average of 4.2 million shares outstanding).

The Company achieved its first ever EBITDA profit for the quarter. EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $23,000, a $500,000 improvement over an EBITDA loss of $477,000 for the first quarter of 2003. A net loss to EBITDA reconciliation is provided below.

During the quarter, the Company incurred a $61,000 charge to repay non-management employees for a temporary wage reduction program implemented in 2002. A similar charge to repay senior management related to the same reduction program will occur in the second quarter of 2004. Without this charge, the Company would have recorded a GAAP loss of just $4,000 for the quarter and an EBITDA profit of $84,000.

"We are delighted with our exceptional growth this quarter and especially with the achievement of our first EBITDA profit," said Tim Choate, President and CEO of Aptimus. "Our increased business development effort to accelerate expansion of our partner base started paying off as we expected, and we saw growth this quarter on all sides of our business. We experienced strong growth in our network distribution, client base, and email marketing revenues," added Choate. For the quarter, the vast majority of revenues came from continuity type clients that seek new leads and customers on an ongoing basis year round, which are Aptimus' central focus. In addition, the Company saw increased business from campaign type clients during the quarter, such as Procter & Gamble, who run limited term campaigns associated with seasonal, promotional, or budgetary objectives.

Fees earned by the Company's distribution partners during the quarter were $679,000, or 38% of revenues, compared to $220,000, or 24% of revenues, in the comparable period of 2003. The increase in the percentage of revenues paid as fees to partners reflects the company's shift in business strategy away from higher margin email marketing revenues and towards web site based marketing programs.

"We were really pleased with our financial performance this quarter on both the top and bottom lines," said John Wade, CFO of Aptimus. "We are right on track and remain confident in our 2004 projection of $8 million in revenue for the year, and also continue to track towards our prediction of EBITDA and GAAP profitability for the year."

The Company expects to achieve 8.0% EBITDA margins, and a GAAP profit of $220,000 ($0.04 EPS based on an estimated 6.0 million weighted average shares outstanding) for the year 2004. The Company also expects the percentage of revenue paid out to partners to average 40% of revenues.

Aptimus ended the quarter with $1.8 million in cash, with the primary change in cash balance driven by a $500,000 increase in Accounts Receivables and a decrease in Accounts Payables. "Our cash balance decreased during the quarter primarily due to our significant growth rate, combined with our efforts to pay partners faster," added Wade.

The Company's primary focus in 2004 is to extend the reach of its network to new web site distribution partners and to expand existing relationships. Aptimus' proven approach that generates high revenues per impression for web site partners aids in this effort, as well as the credibility from its expanding network of leading brand partners. With its strong base of clients, growing network of leading web sites, and the high performance of its Dynamic Revenue OptimizationTM platform, Aptimus offers a compelling proposition to even the largest web sites.

Conference Call

Tim Choate will host a conference call today to review the Company's first quarter results beginning at 5:00 p.m. Eastern Time. The conference call in number is (866) 851-7100 and the participant code is # 762812. In addition to the call, a webcast will be available live on the Internet, and a replay will also be accessible from the Investor section of the Company's website at www.aptimus.com until May 31, 2004.

About Aptimus, Inc.

Aptimus is the powerful performance-based advertising network, generating superior revenues per impression for web site distribution partners while generating solid results for advertiser clients. For advertisers, the Aptimus Network offers a high volume, high quality platform to present their offers across a broad audience of web site and email distribution channels. Marketers pay only for the results they achieve on a cost per click, cost per lead, cost per acquisition, or cost per impression basis, as well as combinations of those models. As a result, marketers can refine their offers and payment models to achieve their exact objectives 100% of the time. For web site distribution partners, the Aptimus Network generates high revenues per impression while promoting strong offers from great brands, in graphical formats that complement the partners' sites and add value for their customers. At the core of the Aptimus Network platform is a proprietary, patent-pending technology and direct marketing approach called Dynamic Revenue Optimization(TM), which automatically determines on a real-time basis the best advertiser offers for promotion on each distribution partner's web site and in each email sent. The technology is designed to optimize results for Aptimus' advertiser clients by placing the right offers in front of the right customers, while maximizing revenues for Aptimus' distribution partners. The Company's primary offer presentation formats include cross-marketing promotions at the point of registration or other transactional activity on web sites, online advertising programs, and email marketing campaigns. Aptimus' current clients include many of the top 500 direct marketers, such as Procter & Gamble, Gevalia Coffee, Hewlett Packard, IBM and Forbes. Aptimus distribution partners include a broad cross-section of the Internet from CNET Networks to eDiets. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the OTCBB under the symbol APTM. More information on Aptimus is available at the Company's website at http://www.aptimus.com.

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, comments regarding the Company's future success, the continuing nature of the company's revenue growth, the sufficiency of the company's capital base, the ability of the company to keep its current clients and distribution partners and add new ones, the timing and ability of the Company to achieve profitability, if at all, the viability of its network approach to direct marketing, the company's future capital strategy and the company's improving prospects, in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the Company's operating results, the ability to compete successfully, the ability of the Company to maintain current client and distribution partner relationships and attract new ones, and the ability to integrate acquired companies. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the "Risk Factors" described in the Company's Annual Report on Form 10-K, dated March 30, 2004, and in other periodic reports and filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.


CONTACT: John Wade, Chief Financial Officer of Aptimus, Inc., +1-415-896-2123, ext. 245, or john.wade@aptimus.com.

                                  APTIMUS, INC.
                                  Balance Sheet
                                 (in thousands)
                                   (unaudited)

                                                 March 31,     December 31,
                                                ----------     ------------
                                                   2004            2003
                                                ----------     ------------
ASSETS
Cash and cash equivalents                       $    1,758     $     2,368
Accounts receivable, net                             1,416             919
Prepaid expenses and other assets                      126             166
                                                ----------     ------------
Total current assets                                 3,300           3,453
Fixed assets, net of accumulated
 depreciation                                          475             408
Intangible assets, net                                  30              30
Long-term investments                                   40              40
Deposits                                                39              44
                                                ----------     ------------
                                                $    3,884     $     3,975
                                                ==========     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                $     595      $       636
Accrued and other liabilities                         290              259
Current portion of capital lease
 obligations                                           73              101
                                                ----------     ------------
   Total current liabilities                          958              996
Notes payable, net of unamortized
 discount                                               -              267
                                                ----------     ------------
   Total liabilities                                  958            1,263
                                                ----------     ------------
Shareholders' equity
Common stock, no par value                         63,412           63,098
Additional paid-in capital                          2,644            2,679
Accumulated deficit                               (63,130)         (63,065)
                                                ----------     ------------
Total shareholders' equity                          2,926            2,712
                                                ----------     ------------
                                                $   3,884      $     3,975
                                                ==========     ============

                                  APTIMUS, INC.
                             Statement of Operation
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three months ended
                                                             March 31
                                                    -------------------------
                                                        2004          2003
                                                    -----------   -----------

Net Revenues                                         $   1,806     $     911
Operating expenses
   Sales and marketing                                     437           348
   Connectivity and network costs                          176           279
   Partner fees                                            679           220
   Research and development                                152           133
   General and administrative                              339           349
   Depreciation and amortization                            66           125
   Equity-based compensation                                 -             1
   Loss (gain) on disposal of long-term
     assets                                                  -            58
                                                    -----------   -----------
Total operating expenses                                 1,849         1,513
                                                    -----------   -----------
Operating loss                                             (43)         (602)
Interest expense                                            27             3
Interest income                                              5             1
                                                    -----------   -----------
Net loss                                             $     (65)    $    (604)
                                                    ===========   ===========

Basic and diluted net loss per share                 $   (0.01)    $   (0.14)
                                                    ===========   ===========
Weighted average shares used in computing
    net loss per share                                   5,237         4,221
                                                    ===========   ===========

Reconciliation of Net Loss to EBITDA:
Net loss                                             $     (65)    $    (604)
Add back certain non-cash charges:
   Interest, net                                            22             2
   Depreciation and amortization                            66           125
                                                    -----------   -----------
EBITDA net income (loss)                             $      23     $    (477)
                                                    ===========   ===========
EBITDA basic and diluted net income (loss)
   per share                                         $    0.00     $   (0.11)
                                                    ===========   ===========

                                   SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               APTIMUS, INC.
                                               ---------------------------------
                                               (Registrant)


Dated: April 26, 2004                          By  /s/ David H. Davis
                                               --------------------------------
                                               David H. Davis
                                               General Counsel and
                                               Corporate Secretary